Exhibit 10.1

EMERGENT CAPITAL, INC.

5355 Town Center Road

Suite 701

Boca Raton, Florida 33486

July 10, 2018

SB Holdings, Inc.

Sherman, Clay & Co.

1111 Bayhill Drive, Suite 450

San Bruno, CA 94066

Re:                             Project Mozart

Ladies and Gentlemen:

We refer to the Stock Purchase (the “Agreement”), dated as of January 22, 2018, by and among Emergent Capital, Inc. (“Emergent”), SB Holdings, Inc. (“Holdings”) and Sherman, Clay & Co. (“Company”).  Capitalized terms used and not defined herein shall have their respective meanings set forth in the Agreement.

As discussed, this will confirm that Emergent, Holdings and the Company have agreed that (a) the Agreement is hereby terminated by mutual written consent pursuant to Section 7.01 thereof, (b) pursuant to Section 7.04 of the Agreement, the Agreement has become void and has no further effect, and the transactions contemplated thereby are deemed to be abandoned without further action by any party, (c) no party to the Agreement, their respective Subsidiaries or their respective officers, directors, Affiliates, shareholders, agents and employees shall have any further liability or obligation resulting from, arising out of, or incurred in connection with, the Agreement and (d) no Person shall have any rights, remedies or claims against Emergent, Holdings, the Company, their respective Subsidiaries and their respective officers, directors, Affiliates, shareholders, agents and employees resulting from, arising out of, or in connection with the Agreement, in contract, in tort or otherwise, including without limitation rights, remedies or claims resulting from, arising out of, or incurred in connection with Article VIII of the Agreement or the termination of the Agreement.

This letter agreement may be executed in any number of counterparts, all of which will be one and the same agreement. Transmission of a signed counterpart of this letter agreement by facsimile or other electronic means shall be the equivalent of delivery of a manually executed original.

Very truly yours,

EMERGENT CAPITAL, INC.

By	/s/ Patrick J. Curry
Patrick J. Curry
Chief Executive Officer

SB HOLDINGS, INC.

By	/s/ Fred W. Concklin
	Name:	Fred W. Concklin
	Title:	President

SHERMAN, CLAY & CO.

By	/s/ Eric Schwartz
	Name:	Eric Schwartz
	Title:	Exec. VP